ABERDEEN STANDARD SILVER ETF TRUST 8-K

Exhibit 10.1

Execution Version

AMENDMENT TO THE

ALLOCATED ACCOUNT AGREEMENT

OF

ETFS SILVER TRUST

This Amendment to the Allocated Account Agreement (this “Amendment”) of the ETFS Silver Trust (the “Trust”), effective as of October 1, 2018, is made by and among Aberdeen Standard Investments ETFs Sponsor LLC (formerly, ETFS Securities USA LLC), a Delaware limited liability company, as sponsor of the Trust (the “Sponsor”), HSBC Bank plc (as successor to HSBC Bank USA, National Association, London Branch), as the custodian of the Trust (the “Custodian”), and The Bank of New York Mellon, a New York banking corporation, as the trustee of the Trust (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Sponsor, the Custodian and the Trustee are parties to the Allocated Account Agreement (the “Agreement”), dated as of July 20, 2009, which established an allocated bullion account in the Trustee’s name for the Trust; and

WHEREAS, pursuant to Section 15.5 of the Agreement, the Sponsor, the Custodian and the Trustee desire to amend the Agreement so as to change the names of the Trust and the shares issuable by the Trust as follows:

Current Name	New Name
ETFS Silver Trust	Aberdeen Standard Silver ETF Trust
ETFS Physical Silver Shares	Aberdeen Standard Physical Silver Shares ETF

; and to reflect the change in the name of the Sponsor from “ETFS Securities USA LLC” to “Aberdeen Standard Investments ETFs Sponsor LLC”.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

1.	(a) Amendment to the Preamble. The second and third paragraphs of the preamble are hereby deleted in their entirety and replaced with the following:

(2)	THE BANK OF NEW YORK MELLON, a New York banking corporation, solely in its capacity as trustee of the Aberdeen Standard Silver ETF Trust created under the Trust Agreement identified below and not individually (the “Trustee”), which expression shall, wherever the context so admits, include the named Trustee and all other persons or companies for the time being the trustee or trustees of the Trust Agreement (as defined below) as trustee for the Shareholders (as defined below); and
(3)	ABERDEEN STANDARD INVESTMENTS ETFS SPONSOR LLC, a limited liability corporation formed in Delaware, whose principal place of business is at c/o Aberdeen Standard Investments, 712 Fifth Avenue, 49th Floor, New York, NY 10019 (the “Sponsor”).

(b)

Amendment to Section 1.1 of the Agreement. The defined terms for “Shares,” “Trust” and “Trust Agreement” in Section 1.1 of the Agreement are hereby deleted in their entirety and replaced with the following:

“Shares” means the units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust and named “Aberdeen Standard Physical Silver Shares ETF” created pursuant to and constituted by the Trust Agreement;

“Trust” means the Aberdeen Standard Silver ETF Trust formed pursuant to the Trust Agreement;

“Trust Agreement” means the Depositary Trust Agreement of the Aberdeen Standard Silver ETF Trust dated on or about July 20, 2009, as amended on or about October 1, 2018, and as may be further amended from time to time, between Aberdeen Standard Investments ETFs Sponsor LLC, as Sponsor, and The Bank of New York Mellon, as Trustee;

(c)

Amendment to Section 14.3 of the Agreement.

The paragraph entitled “Custodian” of Section 14.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

The Custodian:

HSBC Bank plc

8 Canada Square

London E14 5HQ

Attention: Tony J Dean

Facsimile No- +44 (o) 20 7992 4489

Email: ukmetals.operations@hsbc.com

The paragraph entitled “The Sponsor” of Section 14.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

The Sponsor:

Aberdeen Standard Investments ETFs Sponsor LLC

c/o Aberdeen Standard Investments

712 Fifth Avenue, 49th Floor

New York, NY 10019

(d)	Amendment to Section 16.5 of the Agreement. Section 16.5 Service of Process is deleted in its entirety and replaced with the following:

16.3 Service of Process: Process by which any proceedings are begun may be served on it by being delivered to the address specified below. This does not affect any right to serve process in another manner permitted by law.

Custodian’s Address for Service of Process: Same address as provided for the Custodian in Section 14.3

Trustee’s Address for Service of Process:

BNY Mellon

1 Canada Square

London, E14 5AL, United Kingdom

Attention: Legal Department

with a copy to:

The Bank of New York Mellon

2 Hanson Place

Brooklyn, New York 11217

Attention:  ETF Services

Sponsor’s Address for Service of Process:

Aberdeen Standard Investments ETFs Sponsor LLC

c/o Aberdeen Asset Management Limited

Bow Bells House
1 Bread Street
London
EC4M 9HH

Attention: Legal Department

(e)	Amendment to Textual References in the Agreement.

(i)

All other references to “ETFS Silver Trust” in the Agreement are hereby deleted and replaced with “Aberdeen Standard Silver ETF Trust.”

(ii)

All other references to “ETFS Physical Silver Shares” in the Agreement are hereby deleted and replaced with “Aberdeen Standard Physical Silver Shares ETF.”

(iii)

All other references to “ETFS Securities USA LLC” in the Agreement are hereby deleted and replaced with “Aberdeen Standard Investments ETFs Sponsor LLC.”

2.       The amendments contemplated by this Amendment shall, upon execution of this Amendment by the Sponsor, the Custodian and the Trustee, be effective as of October 1, 2018, and no further action shall be required to make such amendments effective.

3.       Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

4.       This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, English law.

5.       Except as otherwise specified in this Amendment, or as the context may otherwise require, capitalized terms shall have the meaning ascribed to them in the Agreement.

6.       This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Facsimile and electronic counterpart signatures shall be acceptable and binding.

7.       Pursuant to Section 5.5(a) of the Trust Agreement as amended, the Sponsor hereby approves of the Trustee entering into this Amendment.

8.       The Custodian shall advise any Sub-Custodians it may use pursuant to the terms of the Agreement about the change in the names of the Trust and the shares issuable by the Trust and in the name of the Sponsor to be made by this Amendment so that such Sub-Custodians may update their records accordingly.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

Aberdeen Standard Investments ETFs Sponsor LLC
(formerly, ETFS Securities USA LLC),
as Sponsor

/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President

HSBC Bank plc
(as successor to HSBC Bank USA, National Association, London Branch),
as Custodian

/s/ J. Melton
Name: J. Melton
Title:

The Bank of New York Mellon,
solely in its capacity as Trustee and not individually

/s/ Phyllis A. Cietek
Name: Phyllis A. Cietek
Title: Vice President

[Signature Page to Amendment to Allocated Account Agreement]

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